Exhibit 99.1

News Release

GREEN PLAINS RENEWABLE ENERGY, INC. ANNOUNCES OPENING OF BLENDSTAR’S BIOFUELS BLENDING TERMINAL IN COLLINS, MISSISSIPPI

Omaha, NE (Market Wire) – January 6, 2010 – Green Plains Renewable Energy, Inc. (NASDAQ: GPRE) announced today the opening of a new Blendstar terminal in Collins, MS.  The new terminal is Blendstar’s eighth operating facility, located in six states.

“We are pleased with the continued expansion of Blendstar’s platform. This new terminal not only helps to expand blending capabilities in the Mississippi market, its strategic location on the CN Railroad will also provide ethanol and other biofuel producers, including our facility in Obion, Tennessee with direct access to new demand for renewable fuels,” stated Todd Becker, President and Chief Executive Officer of Green Plains Renewable Energy.

“We hold a majority interest in Blendstar as part of our diversification strategy. We plan to continue to support Blendstar’s expansion including several projects currently at different stages of development. Blendstar is focused on providing solutions for underserved markets that want an efficient way to blend and distribute biofuels into the nation’s fuel supply,” Becker added.

The Collins, MS terminal is wholly-owned and controlled by Blendstar, LLC. Any inquiries for service at this facility, or any of the seven other company blending terminals, should be directed to Matt Griswold, President of Blendstar at 281.465.4877.

About Blendstar LLC

Blendstar, LLC develops and operates an efficient and reliable network of renewable fuels terminals throughout the U.S. While aiding the energy industry in meeting the nation’s requirements for cleaner energy, Blendstar provides terminaling and logistics solutions to markets that currently do not have efficient access to renewable fuels. For more information on Blendstar, visit www.blendstarllc.com.

About Green Plains Renewable Energy, Inc.

Green Plains Renewable Energy, Inc. (NASDAQ: GPRE) is North America’s fourth largest ethanol producer, operating six ethanol plants in Indiana, Iowa, Nebraska and Tennessee with a combined expected operating capacity of 480 million gallons of ethanol per year. Green Plains also operates an independent third-party ethanol marketing service that currently provides marketing services to its affiliated plants as well as four third-party ethanol producers with expected operating capacity of 360 million gallons per year. Green Plains owns 51% of Blendstar, LLC, a Houston-based biofuel terminal operator with eight facilities in six states. Green Plains’ agribusiness segment operates grain storage facilities and complementary agronomy, feed, and fuel businesses in northern Iowa and southern Minnesota.

Safe Harbor

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Such statements are identified by the use of words such as "anticipate," "estimate," "expect," “will,” "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such statements are based on management's current expectations and are subject to various factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements. Green Plains may experience significant fluctuations in future operating results due to a number of economic conditions, including, but not limited to, competition in the ethanol industry, risks associated with commodity market risks, financial market risks, counter-party risks, risks associated with changes to federal policy and/or regulation, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-KT for the period ended December 31, 2008 and in the Company's subsequent filings with the SEC. Green Plains assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The cautionary statements in this report expressly qualify all of our forward-looking statements. In addition, the Company is not obligated, and does not intend, to update any of its forward-looking statements at any time unless an update is required by applicable securities laws.

Company Contact:

Investor Contact:

Jim Stark, Vice President, Investor and Media Relations

John Baldissera

Green Plains Renewable Energy, Inc.

BPC Financial Marketing

(402) 884-8700

(800) 368-1217